UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT

TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported)     April 27, 2016

Syntel, Inc.

(Exact Name of Registrant as Specified in Its Charter)

Michigan

(State or Other Jurisdiction of Incorporation)

0-22903	38-2312018
(Commission File Number)	(IRS Employer Identification No.)

525 E. Big Beaver Road, Suite 300, Troy, Michigan 48083

(Address of Principal Executive Offices) (Zip Code)

(248) 619-2800

(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Syntel, Inc. (“Syntel”) has announced the nomination of the following directors for re-election at Syntel’s 2016 Annual Meeting of Shareholders: Ms. Neerja Sethi; Messrs. Paritosh K. Choksi, Bharat Desai, Thomas Doeke, Rajesh Mashruwala, Nitin Rakesh, Prashant Ranade and Vinod K. Sahney. On April 27, 2016, George R. Mrkonic, Jr. announced to the Board that he would not stand for re-election at this year’s Annual Meeting. Mr. Mrkonic’s decision not to stand for re-election is not the result of a disagreement between Mr. Mrkonic and Syntel on any matter relating to Syntel’s operations, policies, or practices. Mr. Mrkonic will serve out his current term through the 2016 Annual Meeting. Syntel’s Nominating and Corporate Governance Committee and Board have begun a search for a qualified replacement for Mr. Mrkonic who could be nominated for election at the 2016 Annual Meeting. If no qualified replacement is identified prior to the 2016 Annual Meeting, there will be a vacancy on the Board following the Annual Meeting that the Board will seek to fill as soon as the Board completes its search.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Syntel, Inc. (Registrant)

Date April 29, 2016	By	/s/ Daniel M. Moore
Daniel M. Moore, Chief Administrative Officer

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